EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-260257) on Form S-8 of our our report dated March 31, 2022, relating to the consolidated financial statements of Greenidge Generation Holdings Inc. and subsidiaries, which appears in this Annual Report on Form 10-K.

/s/ArmaninoLLP

Dallas, Texas

March 31, 2022